UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
May 19, 2014

CHEMED CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8351	31-0791746
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2600 Chemed Center, 255 East 5th Street, Cincinnati, OH 45202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(513) 762-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

(a)	On May 19, 2014, Chemed Corporation held its annual meeting of shareholders.
(b)	Election of Directors. The following directors, who constitute the entire Board of Directors, were elected at the meeting by the votes indicated:

Nominee	For	Against	Abstentions

Kevin J. McNamara	15,405,139	36,488	88,653
George J. Walsh III	14,680,190	750,779	99,311
Joel F. Gemunder	15,187,474	170,288	172,518
Patrick P. Grace	14,907,106	167,407	455,767
Thomas C. Hutton	15,402,853	38,838	88,589
Walter L. Krebs	15,397,006	45,777	87,497
Andrea R. Lindell	15,397,955	37,012	95,313
Thomas P. Rice	15,287,811	146,815	95,654
Donald E. Saunders	15,319,158	28,588	182,534
Frank E. Wood	15,386,511	47,312	96,457

At the annual meeting, shareholders voted on the following matters:

Ratification of Auditors. The proposal to ratify the appointment of PricewaterhouseCoopers LLP by the Audit Committee of the Board of Directors as the company’s independent auditor for the year ending December 31, 2014, was approved with the following votes:

	Voted	Percent of Voted

For	16,527,240	99.52%
Against	52,913.32%
Abstain	27,296.16%

Say-on-Pay. The proposal to approve, on a non-binding basis, the Company’s executive compensation program, was approved, with the following votes:

	Voted	Percent of Voted

For	14,509,867	93.43%
Against	977,261	6.29%
Abstain	43,153.28%
Broker non-votes:	1,077,169	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMED CORPORATION

Dated:	May 23, 2014	By:	/s/ Arthur V. Tucker Jr.
Arthur V. Tucker, Jr.
Vice President and Controller